UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 27, 2024

THE GLIMPSE GROUP, INC.

(Exact name of registrant as specified in charter)

Nevada	001-40556	81-2958271
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

15 West 38th St., 12th Fl

New York, NY 10018

(Address of principal executive offices) (Zip Code)

(917)-292-2685

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	VRAR	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mart if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) Resignation of Director

On April 29, 2024, Jeffrey Meisner resigned as a member of the board of directors (the “Board”) of The Glimpse Group, Inc. (the “Company”), effective April 29, 2024. As a Class I Director, Mr. Meisner’s term was set to expire at the Company’s annual meeting of stockholders to be held in 2024. Mr. Meisner’s resignation was not due to any disagreement with the Company or the Board on any matter relating to the Company’s operations, policies or practices.

Mr. Meisner will continue to serve as Chief Revenue Officer of the Company until July 8, 2024.

(d) Election of New Director

On April 27, 2024, the Board appointed Dr. Tamar Elkeles as a member of the Board (as a Class I Director), effective April 29, 2024, to fill the vacancy on the Board created as a result of Mr. Meisner’s resignation.

The Board also appointed Dr. Elkeles to serve as a member of the Nominating and Corporate Governance Committee of the Board and the Strategy Committee of the Board.

Dr. Elkeles, 55, has nearly 30 years of experience in the high technology industry. From 1992 to 2015, she served as the Chief Learning Officer at Qualcomm (Nasdaq: QCOM). Afterward, she served as the Chief People Officer at Quixey, Inc. from 2015 to 2016; Chief Talent Executive for Atlantic Bridge Capital from 2016 to 2018; and Chief Human Resources Officer at XCOM Labs, Inc. from 2019 to 2021. Dr. Elkeles recently served on the board of directors of GP Strategies Corporation, a then NYSE-listed company, until its sale to Learning Technologies Group. Dr. Elkeles currently serves on the board of directors of OpenSesame and the Board of Advisors of the Forbes School of Business & Technology at the University of Arizona. She previously served on the board of directors, and is still an active member, of the Association for Talent Development. Dr. Elkeles also serves as a strategic advisor to several start-up companies in the technology sector. She holds both an M.S. and Ph.D. in Organizational Psychology.

There are no arrangements or understandings between Dr. Elkeles and any other persons pursuant to which she was selected as a director, and there are no transactions in which the Company is, or will be, a party, and in which Dr. Elkeles had, or will have, a material interest subject to disclosure under Item 404(a) of Regulation S-K.

As compensation for her service on the Board for the remainder of the calendar year ending December 31, 2024, Dr. Elkeles will receive options to purchase 20,000 shares of the Company’s common stock, which will vest monthly from April 29, 2024, and are exercisable for $2.50 per share. In future calendar years, Dr. Elkeles will receive compensation for her service as a non-employee member of the Board at the same level as the Company’s other non-employee members of the Board.

Item 7.01. Regulation FD Disclosure.

On April 30, 2024, the Company issued a press release regarding the changes in composition of the Board described in Item 5.02 above. The press release is being furnished hereto as Exhibit 99.1. The information in this Item 7.01, including the Exhibit 99.1 attached hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Press release, dated April 30, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 30, 2024

THE GLIMPSE GROUP, INC.

By:	/s/ Lyron Bentovim
Lyron Bentovim
Chief Executive Officer